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                                                                   EXHIBIT 99.1

NEWS RELEASE                                          [LOGO]


 MEDIA                              INVESTORS
 Ben Banta (+44 20 7478 9745)       Catherine Nash (+44 20 7317 0894)
 bbanta@flagtelecom.com             cnash@flagtelecom.com






              FLAG TELECOM TO ANNOUNCE THIRD QUARTER 2001 RESULTS ON
           TUESDAY, 6 NOVEMBER AND HOLD CONFERENCE CALL ON WEDNESDAY,
                                7 NOVEMBER 2001


             COMPANY REMAINS COMFORTABLE WITH THIRD QUARTER GUIDANCE



         LONDON, 9 October 2001 - FLAG Telecom (Nasdaq: FTHL; LSE: FTL), a leading global network services provider and independent carriers' carrier, announced today that it intends to release its financial results for the quarter ended 30 September 2001 on Tuesday, 6 November 2001 after the close of the Nasdaq market.

         A conference call will be held at 10:00am EST/3:00pm GMT on Wednesday, 7 November 2001 at which senior management of the company will discuss the third quarter results. The conference call will be webcast simultaneously for public listening on the FLAG Telecom website at WWW.FLAGTELECOM.COM and will be available on the website thereafter.

         Ed McCormack, FLAG Telecom's Chief Operating Officer, noted: "Our business has progressed according to plan over the third quarter of 2001 and we remain comfortable with our current guidance for third quarter results. Trading in the fourth quarter has begun in line with our expectations. We remain fully funded with sufficient resources to complete our current global network plans and, we believe, to position the company strongly for the challenges and opportunities presented by the economic slowdown and rapidly changing competitive environment."


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         ABOUT FLAG TELECOM

         FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over

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optical data networks. FLAG Telecom has the following cable systems in operation or under development: FLAG Europe-Asia, FLAG Atlantic-1 and FLAG North Asian Loop. Leveraging this unique network, FLAG Telecom's Network Services business markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide. Principal shareholders are: Verizon Communications Inc., Dallah Albaraka Group (Saudi Arabia) and Tyco International Ltd. Recent news releases and information are on FLAG Telecom's website at:
WWW.FLAGTELECOM.COM



FORWARD LOOKING STATEMENT
Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those statements giving guidance for the third quarter 2001 results, the trading to date in the fourth quarter 2001, the company being fully funded to complete its current global network plans and its position for the challenges presented by the economic slowdown and the changing competitive environment. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 31, 2000. The Company cautions readers not to rely on forward-looking statements. The Company disclaims any intent or obligation to update these forward-looking statements.










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